UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) MAY 2, 2007
NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 THE WEST MALL,, TORONTO, ONTARIO, CANADA	M9C 5K1

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
As previously reported under Item 4.01 of the registrant’s Current Report on Form 8-K, filed on March 16, 2007, following an evaluation conducted by Nortel Networks Corporation (NNC) as part of its corporate renewal process, on December 1, 2006, the board of directors of NNC proposed that KPMG LLP (KPMG) serve as NNC’s principal independent public accountants commencing with fiscal year 2007, subject to shareholder approval of such appointment by NNC’s shareholders at NNC’s annual and special meeting of shareholders. On May 2, 2007, at NNC’s annual and special meeting of shareholders, the shareholders of NNC approved the appointment of KPMG as NNC’s principal independent public accountants commencing with fiscal year 2007. KPMG was also appointed as the registrant’s principal independent public accountants commencing with fiscal year 2007.
The press release announcing such appointment is attached hereto as Exhibit 99.1, and such press release is incorporated by reference herein (other than information included on or linked from the registrant’s website, referenced in such release, which is not incorporated by reference into this report).
Nortel Networks Corporation owns all of the registrant’s common shares and the registrant is Nortel Networks Corporation’s principal direct operating subsidiary.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1	Press Release issued by Nortel Networks Corporation on May 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/s/ Gordon A. Davies Gordon A. Davies
General Counsel — Corporate
and Corporate Secretary

By:	/s/ Anna Ventresca Anna Ventresca
Assistant Secretary
Dated: May 2, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Nortel Networks Corporation on May 2, 2007.